Exhibit 99.1

SFX Entertainment, Inc. et al

6 Month Cash Flow Budget

	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6
	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
Week Ending	Feb	Mar	Apr	May	Jun	Jul	Total
USD $’000s	2016	2016	2016	2016	2016	2016	6 Months
CASH FLOW FROM OPERATIONS
Operating Receipts
North America Live	$5,098	$9,228	$6,301	$10,292	$25,295	$10,706	$66,920
Platform	3,192	3,990	3,192	3,573	4,944	3,039	21,931
Brand Partnership	—	—	—	—	4,000	—	4,000
Insurance Proceeds	—	1,567	—	283	—	—	1,850
Total Operating Receipts	$8,290	$14,785	$9,494	$14,149	$34,239	$13,745	$94,701

Operating Company Disbursements
North America Live	(9,188)	(11,748)	(10,547)	(11,992)	(18,353)	(12,048)	(73,876)
Platform	(1,981)	(2,114)	(8,498)	(2,407)	(2,067)	(9,417)	(26,484)
Brand Partnership	(221)	(221)	(221)	(221)	(221)	(221)	(1,328)
Insurance Payments	—	(1,074)	—	(619)	(1,569)	(495)	(3,757)
Capex	(366)	(165)	(111)	(499)	(404)	(441)	(1,987)
Total Operating Company Disbursements	(11,757)	(15,322)	(19,377)	(15,739)	(22,615)	(22,623)	(107,433)

Corporate & Other Disbursements
Corporate Overhead	(1,074)	(1,595)	(1,074)	(1,279)	(1,236)	(1,165)	(7,423)
Corporate Obligations	—	—	(750)	—	—	—	(750)
Intercompany Funding (International)	—	—	—	—	—	—	—
Total Corporate & Other	(1,074)	(1,595)	(1,824)	(1,279)	(1,236)	(1,165)	(8,173)
Total Operating Disbursements	$(12,832)	$(16,918)	$(21,201)	$(17,018)	$(23,851)	$(23,787)	$(115,607)

NET CASH FLOW FROM OPERATIONS	$(4,542)	$(2,133)	$(11,708)	$(2,869)	$10,388	$(10,043)	$(20,906)

CASH FLOW FROM FINANCING ACTIVITIES
Debt Repayment	(54,790)	—	—	—	—	—	(54,790)
Cash Interest	(600)	(602)	—	(622)	(306)	(306)	(2,436)
NET CASH FLOW FROM FINANCING ACTIVITIES	$(55,390)	$(602)	$—	$(622)	$(306)	$(306)	$(57,226)

CASH FLOW FROM RESTRUCTURING ACTIVITIES
Professional Fees	(4,160)	(3,844)	(1,271)	(3,117)	(2,374)	(6,180)	(20,945)
Interim Claims Distributions	(5,232)	(5,032)	—	—	—	—	(10,264)
Other Restructuring	(739)	(500)	—	—	—	(6,256)	(7,495)
NET CASH FLOW FROM RESTRUCTURING ACTIVITIE	$(10,131)	$(9,376)	$(1,271)	$(3,117)	$(2,374)	$(12,436)	$(38,704)

Domestic Net Cash Flow Before DIP Financing	$(70,062)	$(12,111)	$(12,978)	$(6,608)	$7,708	$(22,785)	$(116,836)

CASH BALANCES
Beginning Domestic Cash Balance (Book)	$2,500	$10,438	$23,327	$10,349	$10,741	$18,450	$2,500
Net Cash Flow	(70,062)	(12,111)	(12,978)	(6,608)	7,708	(22,785)	(116,836)
DIP Account Draw	78,000	25,000	—	7,000	—	5,000	115,000
Ending Domestic Cash Balance (Book)	$10,438	$23,327	$10,349	$10,741	$18,450	$664	$664

DIP BALANCE
Total Drawn on DIP Balance	78,000	103,000	103,000	110,000	110,000	115,000	115,000
Cumulative PIK Interest	3,150	4,043	4,043	5,361	6,046	6,737	6,737
Undrawn Committed Funds	37,000	12,000	12,000	5,000	5,000	—	—
Total DIP & PIK Interest	$81,150	$107,043	$107,043	$115,361	$116,046	$121,737	$121,737